                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene
Drozdetski, Jessica Herlihy, Gladys Chang, Dean Caruvana, Charles Park and
Tricia Meyer of BlackRock, Inc., and Elliot Gluck, Curtis Tate, Michael DeNiro,
Graham Pittman and David Howe of Willkie Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central
Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and
Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities
Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act
of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr & Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of
September 20, 2021.

                                  By:     /s/ Katherine Ann Moore
                                          --------------------------------------
                                  Print:  Katherine Ann Moore

                                    Annex A

                                  Equity Funds
                                  ------------
1.    BlackRock Enhanced Capital and Income Fund, Inc.                       CII
2.    BlackRock Enhanced Equity Dividend Trust                               BDJ
3.    BlackRock Energy and Resources Trust                                   BGR
4.    BlackRock Enhanced Global Dividend Trust                               BOE
5.    BlackRock Health Sciences Trust                                        BME
6.    BlackRock Health Sciences Trust II                                    BMEZ
7.    BlackRock Enhanced International Dividend Trust                        BGY
8.    BlackRock Resources & Commodities Strategy Trust                       BCX
9.    BlackRock Science and Technology Trust                                 BST
10.   BlackRock Science and Technology Trust II                             BSTZ
11.   BlackRock Utilities, Infrastructure & Power Opportunities Trust        BUI
12.   BlackRock Innovation and Growth Trust                                 BIGZ
                         Tax-Exempt Fixed Income Funds
                         -----------------------------
13.   BlackRock California Municipal Income Trust                            BFZ
14.   BlackRock Municipal Income Quality Trust                               BYM
15.   BlackRock Investment Quality Municipal Trust, Inc.                     BKN
16.   BlackRock Long-Term Municipal Advantage Trust                          BTA
17.   BlackRock Muni Intermediate Duration Fund, Inc.                        MUI
18.   BlackRock MuniAssets Fund, Inc.                                        MUA
19.   BlackRock Municipal Income Trust                                       BFK
20.   BlackRock Municipal Income Trust II                                    BLE
21.   BlackRock MuniHoldings California Quality Fund, Inc.                   MUC
22.   BlackRock MuniHoldings Investment Quality Fund                         MFL
23.   BlackRock MuniHoldings Fund, Inc.                                      MHD
24.   BlackRock MuniHoldings Quality Fund II, Inc.                           MUE
25.   BlackRock MuniHoldings New Jersey Quality Fund, Inc.                   MUJ
26.   BlackRock MuniHoldings New York Quality Fund, Inc.                     MHN
27.   BlackRock MuniVest Fund II, Inc.                                       MVT
28.   BlackRock MuniVest Fund, Inc.                                          MVF
29.   BlackRock MuniYield California Fund, Inc.                              MYC
30.   BlackRock MuniYield California Quality Fund, Inc.                      MCA
31.   BlackRock MuniYield Fund, Inc.                                         MYD
32.   BlackRock MuniYield Quality Fund III, Inc.                             MYI
33.   BlackRock MuniYield Michigan Quality Fund, Inc.                        MIY
34.   BlackRock MuniYield New Jersey Fund, Inc.                              MYJ
35.   BlackRock MuniYield New York Quality Fund, Inc.                        MYN
36.   BlackRock MuniYield Pennsylvania Quality Fund                          MPA
37.   BlackRock MuniYield Quality Fund II, Inc.                              MQT
38.   BlackRock MuniYield Quality Fund, Inc.                                 MQY
39.   BlackRock New York Municipal Income Trust                              BNY
40.   BlackRock Virginia Municipal Bond Trust                                BHV
41.   BlackRock Municipal 2030 Target Term Trust                             BTT
                           Taxable Fixed Income Funds
                           --------------------------
42.   BlackRock Debt Strategies Fund, Inc.                                   DSU
43.   BlackRock Floating Rate Income Strategies Fund, Inc.                   FRA
44.   Blackrock Core Bond Trust                                              BHK
45.   BlackRock Floating Rate Income Trust                                   BGT
46.   BlackRock Income Trust, Inc.                                           BKT
47.   BlackRock Limited Duration Income Trust                                BLW
48.   BlackRock Credit Allocation Income Trust                               BTZ
49.   BlackRock Corporate High Yield Fund, Inc.                              HYT
50.   BlackRock Enhanced Government Fund, Inc.                               EGF
51.   BlackRock Multi-Sector Income Trust                                    BIT
52.   BlackRock 2022 Global Income Opportunity Trust                        BGIO
53.   BlackRock Taxable Municipal Bond Trust                                 BBN
54.   BlackRock Capital Allocation Trust                                    BCAT
55.   BlackRock ESG Capital Allocation Trust                                ECAT
                               Alternative Funds
                               -----------------
56.   BlackRock Multi-Sector Opportunities Trust                               -
57.   BlackRock Multi-Sector Opportunities Trust II                            -
58.   BlackRock Credit Strategies Fund                                         -
59.   BlackRock Private Investments Fund                                    BPIF
60.   BlackRock Hedge Fund Guided Portfolio Solution                         GPS